Exagen Inc. Reports First Quarter 2023 Results

Record Physician Demand for AVISE® CTD

May 15, 2023

SAN DIEGO – Exagen Inc. (Nasdaq: XGN)("Exagen"), a leading provider of autoimmune testing solutions, today reported financial results for the quarter ended March 31, 2023.
First Quarter Highlights:
•Delivered a record 37,312 AVISE® CTD tests in the first quarter, a 21% increase over the first quarter of 2022 and a 10% increase over the fourth quarter of 2022.
•Recognized total revenue of $11.2 million for the first quarter, an 8% increase over the first quarter of 2022.
•Total operating expenses of $18.9 million for the quarter, a decrease of 5.7% over the first quarter of 2022.
•AVISE® CTD trailing twelve-month ASP of $279.

“We are starting to see initial results of the plan we put into place over the last two quarters and I am happy to report a strong start to the year, with solid execution across the board resulting in record demand for our tests and lower operating expenses. Our key metrics are trending in the right direction, and we recently refinanced our debt to better align with our strategic goals. I’d like to thank the team for their hard work in serving our customers and I’m excited about the momentum we continue to see." said John Aballi, President and Chief Executive Officer of Exagen.

First Quarter 2023 Financial Results
Revenue was $11.2 million for the first quarter of 2023, compared to $10.4 million in the first quarter of 2022, primarily due to an increase in volume which was partially offset by a decrease in ASP. Gross margin was 47.2% in the first quarter of 2023, compared to 44.0% in the first quarter of 2022, primarily due to an increase in AVISE® CTD volume which also resulted in a favorable impact of absorption of COGS and lower royalty expense due to holding claims.

Operating expenses were $18.9 million in the first quarter of 2023, compared with $20.1 million in the first quarter of 2022 and $27.3 million in the fourth quarter of 2022, primarily due to decreases in employee related expenses from the reduction in force in early December 2022.

For the first quarter of 2023, net loss was $7.7 million, compared to a net loss of $10.3 million for the first quarter of 2022.
Cash and cash equivalents were $52.2 million as of March 31, 2023.
2023 Guidance
We are providing revenue guidance for the second quarter of 2023 in the range of $10.7 million to $11.2 million.
Conference Call
A conference call to review first quarter 2023 financial results and to provide a business update is scheduled for today May 15, 2023 at 4:30 PM Eastern Time (1:30 PM Pacific Time). Interested parties may access the conference call by dialing (201) 389-0918 (U.S.) or (877) 407-0890 (international). Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Exagen's website at investors.exagen.com.
Participants are asked to join a few minutes prior to the call to register for the event. A replay of the conference call will be available until Monday, May 29, 2023 at 11:59 PM Eastern Time (8:59 PM Pacific Time). Interested parties may access the replay by dialing (201) 612-7415 (U.S.) or (877) 660-6853 (international) using passcode 13736103. A link to the replay of the webcast will also be available in the Investor Relations section of Exagen's website.
About Exagen
Exagen is a leading provider of autoimmune diagnostic, prognostic, and monitoring testing solutions. Exagen is a patient focused, discovery driven organization built on the success of AVISE® testing and is investing in its product pipeline to support patients throughout their autoimmune diagnosis and treatment journeys. The goal at Exagen is to assist patients, physicians, and payors by enabling precision medicine. Exagen is located in San Diego County.

For more information, please visit Exagen.com or follow @ExagenInc on Twitter.

Forward Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen’s goals and strategies; the potential utility and effectiveness of Exagen’s services and testing solutions, potential shareholder value and growth, and guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: the COVID-19 pandemic may continue to adversely affect its business, financial condition and results of operations, including as a result of slowdown in its operations as well as those of its suppliers and courier services, impeding patient movement and interruptions to healthcare services causing a decrease in test volumes, disruptions to the supply chain of material needed for its tests causing an increase in cost per test, its sales and commercialization activities and its ability to receive specimens and perform or deliver the results from its tests, delays in reimbursement and coverage decisions from third-party payors, such as government payors (Medicare and Medicaid) and commercial payors (insurance companies), and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors Relations
Exagen Inc.
Ryan Douglas
rdouglas@exagen.com
760.560.1525

Company
Exagen Inc.
Kamal Adawi, Chief Financial Officer
kadawi@exagen.com

Exagen Inc.
Unaudited Condensed Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022

Revenue	$11,230	$10,394
Operating expenses:
Costs of revenue	5,926	5,817
Selling, general and administrative expenses	11,884	12,152
Research and development expenses	1,126	2,104
Total operating expenses	18,936	20,073
Loss from operations	(7,706)	(9,679)
Interest expense	(638)	(598)
Interest income	656	5
Net loss	$(7,688)	$(10,272)
Net loss per share, basic and diluted	$(0.44)	$(0.60)
Weighted-average number of shares used to compute net loss per share, basic and diluted	17,526,763	16,992,391

Exagen Inc.
Unaudited Condensed Balance Sheets
(in thousands, except share and per share data)

	March 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$52,184	$62,391
Accounts receivable, net	9,303	6,077
Prepaid expenses and other current assets	4,229	4,143
Total current assets	65,716	72,611
Property and equipment, net	8,264	8,197
Operating lease right-of-use assets	4,651	4,885
Other assets	603	528
Total assets	$79,234	$86,221
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,878	$3,046
Accrued and other current liabilities	6,064	5,347
Operating lease liabilities	1,072	1,040
Borrowings-current portion	254	190
Total current liabilities	9,268	9,623
Borrowings-non-current portion, net of discounts and debt issuance costs	29,092	28,778
Non-current operating lease liabilities	4,211	4,493
Other non-current liabilities	726	867
Total liabilities	43,297	43,761
Commitments and contingencies (Note 5)
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 16,827,014 and 16,549,984 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	17	17
Additional paid-in capital	299,135	297,970
Accumulated deficit	(263,215)	(255,527)
Total stockholders' equity	35,937	42,460
Total liabilities and stockholders' equity	$79,234	$86,221